Exhibit 99.1

Four Corners Property Trust, Inc. Announces First Quarter 2016 Earnings

MILL VALLEY, CA – May 9, 2016 / Business Wire – Four Corners Property Trust, Inc. (“Four Corners” or the “Company”, NYSE: FCPT) announced today its operating results for the quarter ended March 31, 2016.

A supplemental financial and operating report that contains non-GAAP measures and other defined terms, along with this press release, has been posted to the investor relations section of the company’s website at http://investors.fourcornerspropertytrust.com/.

Highlights for the Quarter Ended March 31, 2016:

•	Net income per diluted common share of $1.57. The reported results included an $80.4 million non-cash income tax benefit from the reversal of deferred tax liabilities due to the Company’s plan to elect REIT status commencing with the 2016 tax year. The tax benefit is not included in the Company’s calculation of FFO and AFFO.

•	Rental income of $26.3 million, or $23.7 million of cash rents after excluding straight-line rent adjustments, earned on the 418 properties leased to Darden Restaurants.

•	Adjusted Funds from Operations (AFFO) of $17.3 million or $0.29 per diluted common share.

•	General and administrative (G&A) expenses for the quarter of $3.3 million including $0.3 million of non-cash, stock-based compensation. The quarter’s results included expenses incurred in connection with the initiation of the Company’s operations – specifically, costs related to the earnings and profits distribution, the production of the Company’s initial 10-K and other legal and advisory costs – some of which will not be incurred going forward. Management reconfirms its guidance for an annual G&A run rate of approximately $10 million, excluding non-cash stock-based compensation and acquisition transaction costs.

•	Declared regular dividend of $0.2425 per common share for the first quarter of 2016.

•	Maintained approximately $370 million of liquidity at quarter end from cash and available capacity on the Company’s undrawn $350 million, 4-year revolving credit facility.

CEO Comments:

“Darden, our primary tenant, continues to post strong performance and its credit rating was recently upgraded by all three rating agencies,” said Bill Lenehan, Chief Executive Officer. “Our existing portfolio has performed exactly as expected. Although we did not close any transactions in the first quarter, we are very pleased with the progress we made in refining our acquisition criteria and in recruiting an acquisition team. Our transaction pipeline is strong and we will remain disciplined in pricing assets.”

Real Estate Portfolio:

As of March 31, 2016, Four Corners’ portfolio consisted of 424 restaurant properties located in 44 states. The properties are 100% occupied with 418 properties leased to Darden Restaurants under long-term, triple net leases with a weighted average remaining lease term of approximately 14.3 years and an estimated portfolio weighted average EBITDAR to Lease Rent coverage of 4.2x. The remaining six properties are owned and ground leased properties operated by a taxable REIT subsidiary of Four Corners under a franchise agreement with LongHorn Steakhouse.

Conference Call Information:

Company management will host a conference call and audio webcast on Monday, May 9, 2016 at 2:00 pm Eastern Time to discuss the results. Presentation materials will be posted prior to the call on the Company’s website, www.fourcornerspropertytrust.com.

Interested parties can listen to the call via the following:

Internet: Go to http://dpregister.com/10084862 at least 15 minutes prior to start time of the call in order to register and to download any necessary audio software. Please note for those that register, the dial-in number will be provided upon registration.

Phone: 1-888-346-5243 (domestic) / 1-412-317-5120 (international). Participants not pre-registered must ask to be joined into the Four Corners Property Trust call.

Replay: Available through Aug 9, 2016 by dialing 1-877-344-7529 (domestic) / 1-412-317-0088 (international), Access Code 10084862

About Four Corners:

Four Corners (NYSE: FCPT), headquartered in Mill Valley, CA, is an independent company primarily engaged in the acquisition and leasing of restaurant properties. Four Corners will seek to grow its portfolio by acquiring additional real estate to lease, on a triple net basis, for use in the restaurant and related food services industry.

Cautionary Note Regarding Forward-Looking Statements:

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements include all statements that are not historical statements of fact and those regarding the Company’s intent, belief or expectations, including, but not limited to, statements regarding: operating and financial performance; and expectations regarding the making of distributions and the payment of dividends. Words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “believe(s),” “may,” “will,” “would,” “could,” “should,” “seek(s)” and similar expressions, or the negative of these terms, are intended to identify such forward-looking statements. Forward-looking statements speak only as of the date on which such statements are made and, except in the normal course of the Company’s public disclosure obligations, the Company expressly disclaims any obligation to publicly release any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations or any change in events, conditions or circumstances on which any statement is based. Forward-looking statements are based on management’s current expectations and beliefs and the Company can give no assurance that its expectations or the events described will occur as described. Forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by such forward-looking statements. Factors that could have a material adverse effect on the Company’s operations and future prospects or that could cause actual results to differ materially from the Company’s expectations are included in the sections entitled “Business,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 22, 2016.

Notice Regarding Non-GAAP Financial Measures:

In addition to U.S. GAAP financial measures, this press release and the referenced supplemental financial and operating report contain and may refer to certain non-GAAP financial measures. These non-GAAP financial measures are in addition to, not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Reconciliations to the most directly comparable GAAP financial measures and statements of why management believes these measures are useful to investors are included in the supplemental financial and operating report, which can be found in the investor relations section of our website.

Supplemental Materials and Website:

Supplemental materials on the First Quarter 2016 operating results and other information on the company are available on the investors relations section of Four Corners website at www.fourcornerspropertytrust.com

Four Corners Property Trust

Consolidated Statements of Operations

(Unaudited)

(In thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2015

Revenues:
Rental income	$26,252	$—
Restaurant revenues	4,859	4,890

Total revenues	31,111	4,890

Operating expenses:
General and administrative	3,317	—
Depreciation and amortization	5,187	212
Restaurant expenses	4,698	4,513
Interest expense	4,182	—

Total operating expenses	17,384	4,725

Income before provision for income taxes	13,727	165
Benefit from (provision for) income taxes	80,556	(19)

Net Income	$94,283	$146

Basic net income per share	$1.58	N/A	(2)
Diluted net income per share	$1.57	N/A	(2)
Regular dividends declared per share	$0.2425	N/A	(2)

Weighted-average shares outstanding:
Basic (1)	59,827,808	N/A	(2)
Diluted (1)	59,863,804	N/A	(2)

(1)	Includes 17,085,566 shares issued on March 2, 2016 as part of our Earnings and Profits distribution to satisfy REIT requirements. For financial reporting purposes, these shares were assumed to be issued on January 1, 2016.
(2)	Due to the material change in the Company’s operations as a result of our formation transaction in November 2015, management does not consider presentation of income per share for the pre-formation period to be meaningful.

Four Corners Property Trust

Consolidated Balance Sheets

(In thousands, except share and per share data)

	March 31, 2016
	(Unaudited)	December 31, 2015
ASSETS
Real estate investments:
Land	$404,812	$404,812
Buildings, equipment and improvements	992,423	992,418

Total real estate investments	1,397,235	1,397,230
Less: Accumulated depreciation	(573,726)	(568,539)

Total real estate investments, net	823,509	828,691
Cash and cash equivalents	36,088	98,073
Derivative assets	—	165
Deferred rent	4,095	1,500
Other assets	981	1,008

Total Assets	$864,673	$929,437

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Notes payable ($400,000, net of $7,230 and $7,698 of deferred financing costs)	$392,700	$392,302
Derivative liabilities	7,151	477
Deferred rental revenue	7,866	7,940
Deferred tax liabilities	225	80,881
Dividends payable	14,509	—
Other liabilities	5,018	6,195

Total liabilities	427,469	487,795

Stockholders’ equity:
Preferred stock, $0.0001 par value per share, 25,000,000 shares authorized, zero shares issued and outstanding	—	—
Common stock, $0.0001 par value per share, 500,000,000 shares authorized, 59,881,270 and 42,741,995 shares issued and outstanding at March 31, 2016 and December 31, 2015, respectively	6	4
Additional paid-in capital	437,017	436,697
Accumulated other comprehensive loss	(6,774)	(316)
Retained earnings	6,955	5,257

Total stockholders’ equity	437,204	441,642

Total Liabilities and Stockholders’ Equity	$864,673	$929,437

Four Corners Property Trust

FFO and AFFO

(Unaudited)

(In thousands, except share and per share data)

Three Months Ended March 31, 2016
Funds from operations (FFO):
Net income attributable to stockholders in accordance with GAAP	$94,283
Depreciation and amortization	5,187
Deferred tax benefit from REIT election	(80,409)

FFO (as defined by NAREIT)	$19,061

Real estate acquisition costs	—
Non-cash stock-based compensation	317
Non-cash amortization of deferred financing costs	398
Other non-cash interest expense	380
Straight-line rent	(2,595)

Adjusted funds from operations (AFFO)	$17,561

Fully diluted shares outstanding	59,863,804

FFO per diluted share	$0.32

AFFO per diluted share	$0.29